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                                                                   EXHIBIT 10.28

                                 ORGANIC, INC.

                       1999 LONG-TERM STOCK INCENTIVE PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT



      THIS AGREEMENT, entered into as of the Grant Date (as defined in paragraph
1), by and between the Participant and Organic, Inc. (the "Company"),

                                   WITNESSETH:

      WHEREAS, the Company maintains the Organic, Inc. 1999 Long-Term Stock Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement; and

      WHEREAS, the Company and the Participant have previously entered into a Nonqualified Stock Option Agreement with a grant date of February 7, 2001 (the "Former Option Agreement"), pursuant to which the Participant was issued 2,250,000 shares of Stock; and

      WHEREAS, the Company and the Participant have entered into an amended Employment Agreement, pursuant to which the shares covered by the Former Option Agreement shall be canceled, the Former Option Agreement terminated and new nonqualified stock options issued hereunder; and

      WHEREAS, the amended Employment Agreement and the grant of options hereunder were approved by the Board of Directors as of June 20, 2001:

      NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

      1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

          (a) The "Participant" is Mark Kingdon.

          (b) The "Grant Date" is June 20, 2001.

          (c) The number of "Covered Shares" shall be 2,500,000 shares of Stock.

          (d) The "Exercise Price" is $0.26 per share.

Other terms used in this Agreement are defined pursuant to paragraph 10 or elsewhere in this Agreement.

      2. Award and Exercise Price. This Agreement specifies the terms of the option (the "Option") granted to the Participant to purchase the number of Covered Shares of Stock at the

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Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

      3.  Vesting and Exercise.

          (a) Subject to the limitations of this Agreement, and unless the Participant chooses to exercise the Option prior to vesting pursuant to paragraph 4, the Option shall become exercisable with respect to one-fourth (1/4) of the Covered Shares on January 15, 2002 (but only if the Date of Termination has not occurred before such date) and with respect to one--forty-eighth (1/48) of the Covered Shares on the 15th day of each month thereafter, continuing until such time as the option is fully exercisable (but only if the Date of Termination has not occurred before the respective vesting dates).

          (b) Covered Shares as to which the Option is exercisable in accordance with this paragraph 3 (regardless of whether the Option has been exercised with respect to those shares) are sometimes referred to as "vested shares," and Covered Shares as to which the Option is not exercisable in accordance with this paragraph 3, until such time as the Option would have become exercisable with respect to those shares (regardless of whether the Option has been exercised with respect to those shares in accordance with paragraph 4) are sometimes referred to as "unvested shares."

          (c) If the Participant is employed by the Company or an Affiliate at the time of a Change in Control and the Participant is offered a position with comparable responsibilities and compensation, the Participant shall become vested in all unvested options held by the Participant at the date of the Change in Control. If the Participant is employed by the Company or an Affiliate at the time of a Change in Control and the Participant is not offered a position with comparable responsibilities and compensation, the Participant shall become vested in all unvested options held by the Participant at the date of the Change in Control. The acceleration of vesting as provided in this paragraph shall similarly apply to the vesting of unvested shares purchased by the Participant under the Option.

          (d) If the Participant is terminated by the Company at any time after the Grant Date for reasons other than Cause (as defined in his employment letter agreement), the Participant shall be credited with 6 months of additional vesting service for purposes of (i) the vesting of Options, and (ii) the vesting of unvested shares purchased by the Participant under an Option.

          (e) Notwithstanding the foregoing provisions of this paragraph 3, the Option shall become fully vested and exercisable immediately prior to the Date of Termination, if the Date of Termination occurs by reason of the Participant's death or Disability. The Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares for which it was exercisable (or became exercisable) immediately prior to the Date of Termination.

          (f) The Participant acknowledges that the option to purchase shares granted to the Participant pursuant to the Former Option Agreement will be canceled by the Company upon the execution of this Agreement. Any attempt by the Participant to exercise the right to purchase


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shares under the Former Option Agreement shall immediately terminate this
Agreement and the option to purchase Covered Shares hereunder.

      4. Exercise Prior to Vesting. Subject to the provisions of the Option, the Participant may elect, at any time prior to his Termination Date, to exercise the Option as to any part or all of the Covered Shares subject to this Option at any time prior to the Expiration Date, including, without limitation, a time prior to the date on which the Option would otherwise be exercisable in accordance with paragraph 3; provided, however, that:

          (a) A partial exercise of the Option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares.

          (b) Subject to Section 3, any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Early Exercise Stock Purchase Agreement.

          (c) The Participant shall be required to enter into an Early Exercise Stock Purchase Agreement in the form provided by the Company with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

      The election provided in this paragraph 4 to purchase shares upon the exercise of the Option prior to the Vesting Date shall cease upon the Participant's Termination Date.

      5. Expiration. The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be earliest to occur of:

          (a) the ten-year anniversary of the Grant Date;

          (b) if the Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination; or

          (c) if the Date of Termination occurs for reasons other than death, Disability, or Retirement, the 180-day anniversary of such Date of Termination.

      6. Method of Option Exercise. Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date or by such other means as the Secretary shall from time to time establish. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.




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      7.  Payment of Exercise Price. Payment of the Exercise Price may be made by any of the following methods or any combination thereof,

          (a) By cash or by check payable to the Company or other such party as the Company may from time to time specify;

          (b) Except as otherwise provided by the Committee before the Option is exercised and provided that the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, by delivery of shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; or

          (c) By authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

      8. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

      9. Transferability. The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant.

      10. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

          (a) Change in Control. The term "Change in Control" shall be defined as that term is defined in the Plan.

          (b) Date of Termination. The "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.




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          (c) Disability. Except as otherwise provided by the Committee, the
Participant shall be considered to have a "Disability" during the period in which the Participant, after reasonable accommodation, is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

          (d) Retirement. "Retirement" of the Participant shall mean, with the approval of the Committee, the occurrence of the Participant's Date of Termination on or after the date the Participant attains age 55.

          (e) Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

      11. Whole Shares. This Option may only be exercised for whole shares. In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

      12. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

      13. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.


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      14. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

      15. Not An Employment Contract. The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

      16. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.

      17. No Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

      18. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.



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      IN WITNESS WHEREOF, the Participant has executed this Agreement, and the
Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                            Participant

                                            /s/ MARK KINGDON
                                            ------------------------------------

                                            Organic, Inc.


                                            By: /s/ MICHAEL HUDES
                                                --------------------------------
                                                   Duly authorized on behalf
                                                   of the Board of Directors




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